SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

April 5, 2004

Date of Report
(Date of earliest event reported)

G REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-50261	52-2362509

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     Effective April 22, 2004, Diana M. Laing has resigned her position as Chief Financial Officer of G REIT, Inc. (the “Company”).

     Effective April 22, 2004, the Board of Directors of the Company has appointed Richard Hutton as interim Chief Financial Officer of the Company. Mr. Hutton has served as the Chief Investment Officer of Triple Net Properties, LLC, our advisor, since August 2003, overseeing all financial operations of our advisor, and previously served as the Company's interim Chief Financial Officer. From April 1999 to August 2003, Mr. Hutton served as Senior Vice President—Real Estate Acquisitions and Vice President Property Management for our advisor. In that position, Mr. Hutton oversaw the management of the real estate portfolios and property management staff of our advisor and its affiliates. Mr. Hutton holds a BA in psychology from Claremont McKenna College and has been licensed as a Certified Public Accountant in California since 1984.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.

Date: April 9, 2004	By:	/s/ Anthony W. Thompson

Anthony W. Thompson President and Chief Executive

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